                                                                     Exhibit 2.1


                           ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered into this 27th day of August 1999 by and among KENNETH A. KURSON ("Kurson"), an individual having an address at 4 Waterbury Road, Montclair, New Jersey 07043, JOHN F. PACKEL ("Packel"), an individual having an address at 7 Madison Avenue, Maplewood, New Jersey 07040, JAMES MICHAELS ("Michaels") an individual having an address at 60 Fifth Avenue, New York, New York 10011, GREEN MAGAZINE, INC., a Delaware corporation ("Green") (Kurson, Packel, Michaels and Green are collectively referred to as the "Seller"), and INTELLIGENT LIFE CORPORATION, a Florida corporation (the "Purchaser").

     WHEREAS, Seller is in the business of developing, writing, editing, producing and publishing Green Magazine, a personal finance publication (the "Business");

     WHEREAS, on the terms and conditions contained in this Agreement, Seller intends to sell and Purchaser intends to purchase those assets, properties and rights of the Seller as set forth on Schedule 1.1 hereto for the consideration set forth herein;

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:

          1.        PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.
                    ---------------------------------------------------------

               1.1  Sale of Purchased Assets.  Seller agrees to sell, assign,
                    ------------------------
transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept, all right, title and interest in and to those assets, properties and rights exclusively relating to the Business (the "Purchased Assets"), including without limitation, the assets, properties and rights described below:

     (a) all agreements, contracts, commitments, licenses and other arrangements of every kind and description, whether fully executed, partially executed or executory, and whether written or oral, relating exclusively to Green Magazine, including (i) all its agreements with authors or contributors (including illustrators and including all its agreements under which Seller is the employer with respect to a work made for hire, as such term is defined in the United States Copyright Act of 1976, as amended) (collectively, the "Author Agreements"), (ii) all its agreements with consulting editors, other consultants or independent contractors serving as editors or editorial assistants and (iii) all its agreements with distributors (all of the foregoing agreements, contracts, licenses or other arrangements are listed on Schedule 1.1(a) and are hereinafter referred to as the "Transferred Contracts");

     (b)  (i)   the exclusive right, for the full term of copyright, including any renewals and extensions thereof, to continue the publication of Green Magazine;

          (ii) the exclusive right, for the full term of copyright, including any renewals and extensions thereof, to use, publish and authorize the use and publication of all contents and components of Green Magazine (except non-exclusive to the extent that individual contributors, including Kurson and Harvey Pekar), may have reserved and/or retained usage and publication rights with respect thereto), including every issue thereof and all contributions thereto (including those articles set forth in Schedule 1.1(b) (ii)), all adaptations thereof or supplements or revisions thereto and all editions thereof, whether such works are under development, are currently published or were previously published by Seller, and whether in print, electronic, multimedia, or other format or medium, and all titles and trade names of such works (collectively, the "Works");

          (iii) the non-exclusive right, for the full term of copyright, including any renewals and extensions thereof, to use, publish and authorize the use and publication of all articles, books and other writings of Kurson heretofore written for publications other than Green Magazine, in connection with which Kurson's involvement with Green Magazine was or will be identified, described or stated, on the subjects of personal finance, money, and related topics, and all adaptations thereof or supplements or revisions thereto and all editions thereof, whether such works are under development, are currently published or were previously published and whether in print, electronic, multimedia, or other format or medium, and all titles and trade names of such works, including those items listed on Schedule 1.1(b)(iii) (collectively, the "Kurson Works") but excluding those articles written by Kurson and published in "American Lawyer" Magazine; as to each such writing such non-exclusive right shall be unrestricted except to the extent that Kurson provides Purchaser with copies of any exclusive grants made by Kurson prior to the execution hereof, as set forth in Schedule 1.1(b)(iii). Kurson hereby retains the non-exclusive right to use, publish, and authorize the use and publication of all such writings, provided, however, that Kurson shall not hereinafter use nor publish,
          --------  -------
nor authorize the use or publication, of more than nine (9) such writings in any calendar year, or of more than five (5) such writings by any one licensee or assignee.

     (c) all copies of Green Magazine and physical components thereof held in inventory, and all work in progress, in production, in preparation or in process relating thereto, to the extent such items are in Seller's possession or control;

     (d) all plates, plate-making film and other reproduction materials, tapes, artwork and other components relating to the Works, to the extent such items are in Seller's possession or control;

     (e) all manuscripts or computer files and related materials in Seller's possession or control for any published or unpublished Works, whether submitted by authors and contributors or created by Seller;

     (f) all prepaid assets, if any, including prepaid publication costs relating to the Works;

     (g) all books, records and files maintained by the Seller in respect of the Business, including but not limited to all supplier lists, mailing lists, subscriber lists, customer lists, survey material, sales, returns and royalty histories, and all editorial, permission, marketing, sales, production or manufacturing files in whatever form; and

     (h) all trademarks, service marks, tradenames, trade dress, titles (including series titles), imprints, logos, colophons, and domain names relating exclusively to the Business, all compilation copyrights in the issues of Green Magazine, all copyrights owned by Sellers in Works written by persons and entities other than Sellers, any trade secrets and know-how of Seller relating exclusively to the Business and any licenses related to any of the foregoing intellectual property, and all applications and registrations therefor and good will associated therewith (collectively, the "Intellectual Property"), as further described in Section 3.5.

          1.2   Allocation of Liabilities.  (a) Purchaser hereby assumes and
                -------------------------
agrees to pay, discharge, perform or otherwise satisfy in due course in accordance with their respective terms, and indemnify and hold Seller harmless in accordance with Article 7 from the deferred subscription liabilities (as described more fully in Section 8.3 below) for Green Magazine published or to be published by the Seller (the "Assumed Liabilities").

     (b) Seller hereby retains and shall pay, perform and discharge all liabilities and obligations relating to the Business other than the Assumed Liabilities (collectively, the "Retained Liabilities"), including without limitation: (i) all wages, salaries and benefits obligations due to each of its employees with respect to such employee's employment by Seller in the Business; provided, however, that such obligations shall not be deemed to be due so long
--------  -------
as such obligations are being disputed in good faith by Seller and (ii) all other liabilities accrued or arising prior to the date hereof in respect of the Works, the Kurson Works or the Transferred Contracts (collectively, the "Retained Liabilities").

     2.   PURCHASE PRICE AND PAYMENT.
          --------------------------

          2.1  Purchase Price.  Subject to the terms and conditions of this
               --------------
Agreement and in consideration of, and in full payment for, the aforesaid sale, conveyance, assignment, transfer and delivery of the Purchased Assets and other rights and privileges set forth and conveyed in Section 1.1, and the execution by each of Kurson and Packel of an employment agreement with the Purchaser, Purchaser will (i) pay to Seller $200,000 in cash and (ii) issue 100,000 shares of the Purchaser's common stock, $.01 par value (the "Shares"), which Shares have not been registered under the Securities Act of 1933, as amended (collectively, the "Purchase Price") and (iii) assume the Assumed Liabilities, and no other liabilities of Seller. The Purchase Price shall be distributed among Kurson, Packel and Michaels as set forth in Schedule 2.1. The Purchase Price shall be allocated among the Purchased Assets as set forth on Schedule 2.1(a).

          2.2  Payment. The Purchase Price will be delivered to Seller upon
               -------
signing this Agreement as follows: (i) the cash portion shall be delivered by wire transfer of immediately available U.S. funds to such accounts as Seller shall designate in writing and
(ii) the Shares shall be delivered in the form of stock certificates as set forth in Schedule 2.1.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and
          ----------------------------------------
warrants to Purchaser that the following representations and warranties are true as of the date hereof. For the purposes of Section 3, the term "knowledge" shall mean the actual knowledge of Kurson, Packel and Michaels after due inquiry.

          3.1  Due Incorporation and Qualification.   Green is a corporation
               -----------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Green has the corporate power and lawful authority to own its assets and to carry on its business as presently being conducted. Green is duly qualified to do business as a foreign corporation in New York and is in good standing in New York and is, to the best of Seller's knowledge, duly qualified to do business as a foreign corporation in and is in good standing in, all jurisdictions in which the operation of its business requires such qualification.

          3.2  Authority.  Each of Green, Kurson, Packel and Michaels has the
               ---------
necessary power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered pursuant hereto (the "Ancillary Documents") by Seller, and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby by Green have been duly authorized by action of the Board of Directors of Green. Pursuant to the By-Laws of Green, which have been duly adopted and approved by all necessary corporate action and which are in full force and effect on the date hereof, the Board of Directors has all corporate power necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby by Green. No further corporate or other proceedings on the part of Green are necessary to authorize its execution and delivery of this Agreement or the Ancillary Documents. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against each of Green, Kurson, Packel and Michaels in accordance with its terms. When executed and delivered by Seller at the Closing, each of the Ancillary Documents will constitute valid and binding obligations of Seller, enforceable against each of Green, Kurson, Packel and Michaels in accordance with their respective terms. Neither the execution and delivery of this Agreement nor the execution and delivery of the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby and the compliance with the terms hereof or thereof by Green does or will (a) violate any provision of its Certificate of Incorporation or By-laws, (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any Transferred Contract or other agreement, contract, license or other legally binding arrangement to or by which either Green, Kurson, Packel or Michaels or any of Green's Affiliates (as defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) is bound, or to which any of the Purchased Assets is subject, (c) violate or conflict with any law, statute, ordinance, rule, regulation, judgment, order, or decree applicable to either Green, Kurson, Packel or Michaels or any of Green's Affiliates, (d) require any consent, approval, order, permit, action or authorization of, or the registration or filing with, any court, agency, governmental authority or third party or (e) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets.

          3.3  Good Title; Assets.  Each of Green and Kurson have, and upon
               ------------------
consummation of the transactions contemplated hereby, will, deliver to Purchaser, except as otherwise specifically and expressly disclosed in this Agreement or the Schedules hereto and subject to obtaining any required consents and approvals, all of either Green or Kurson's right, title and interest in and to all of the Purchased Assets (which right, title and interest with respect to each Work and Kurson Work includes at least the non-exclusive rights to publish, market, sell and distribute same), free and clear of any title defects, liens, claims, charges, security interests, pledges or other encumbrances or claims which interfere or would interfere with the use of any Purchased Asset in the Business ("Liens"), except for Liens for current taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings. All assets that Seller has historically used in connection with the publication of Green Magazine are included within the Purchased Assets and are being transferred by Seller to Purchaser hereunder. The Seller has not transferred to a third party, any assets necessary to the conduct of the Business. Stella Media Inc. does not own and does not have any interest in any assets, properties or intellectual property used or useful in the Business.

          3.4  Agreements.  As of the date hereof, all of Green's rights in the
               ----------
Transferred Contracts will be effectively assigned to Purchaser, subject to the terms and conditions of this Agreement. All Transferred Contracts are in full force and effect and are legal, valid and binding agreements, enforceable against the non-Seller parties thereto, subject to applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. Except as set forth on
Schedule 3.4, Seller is not in default, nor does Seller have reason to believe
------------
that any other party thereto is in default, of any material term under any Transferred Contract.

          3.5  Intellectual Property.
               ---------------------

          (a) All copyrights with respect to the Works, the Kurson Works and Green Magazine are unregistered. Except as set forth on Schedule 3.5, Green
                                                         ------------
owns all compilation copyrights in all issues of Green Magazine, published or unpublished. To the best of Seller's knowledge, none of the Works is in the public domain. Schedule 3.5 lists all registered and unregistered trademarks
                ------------
and service marks, trademark applications and trade names, imprints, logos, colophons and domain names owned by the Green and Kurson and which are material to Green and Green Magazine. Green or Kurson own and have the right to use (or has obtained valid and enforceable contracts, licenses and permissions to use) and, will transfer to Purchaser upon signing this Agreement, an assignment of trademarks in the form set forth in Exhibit B.

          (b) Neither Green nor Kurson nor any Affiliate of Green is retaining any trademarks, trade names, service marks or service names which are used in connection with the business of Green.

          (c)  Except as set forth in Schedule 3.5 or for those Works, the
                                      ------------
copyright in all issues of Green is valid and subsisting as of the date of this Agreement and is free and clear of any Liens.

          (d)  Except as set forth in Schedule 3.5, (a) to the knowledge of
                                      ------------
Seller, no Work or other materials published or proposed to be published by Seller in connection with the Business infringes upon or violates the rights to intellectual property owned by any third party, (b) there are no pending claims and, to the knowledge of Seller, no threatened claims alleging any such infringement or violation, (c) to the knowledge of Seller, no Work or other materials published or proposed to be published by Seller in connection with the Business contains material which is defamatory, libelous, obscene or injurious, or violates the rights of privacy or publicity or other rights of any third party, and (d) there is no pending or, to Seller's knowledge, threatened claim to such effect.

          3.6  Compliance with Applicable Law.  Green has all licenses, permits,
               ------------------------------
approvals and other authorizations as are reasonably necessary in order to enable it to own and conduct the Business as presently conducted. Except as set forth in Schedule 3.6, the operations of the Business are in compliance with all
         ------------
federal, state and local ordinances, rules and regulations affecting the Business or the Purchased Assets. Seller has not received notice of any violation of, or liability or responsibility under, any applicable federal, state, or local rule, regulation, order or decree relating to the Business or the Purchased Assets, and, to the knowledge of Seller, Seller has not received notice of any threatened claim of such a violation, liability or responsibility (including any investigations relating thereto).

          3.7  Employment Agreements.  Except as set forth on Schedule 3.7,
               ---------------------                          ------------
Seller has no employment agreement with any employee having substantial operational responsibility for or otherwise engaged solely in the operation of the Business.

          3.8  Litigation.  Except as listed on Schedule 3.8, there is no claim,
               ----------                       ------------
action, suit, inquiry, proceeding, or investigation pending against Green or, to the knowledge of Seller, any material claim, action, suit, inquiry, proceeding or investigation threatened against Green, with respect to the Business or involving or affecting the Business or the Purchased Assets.

          3.9  Finder's Fee.  Seller is not obligated to pay any finder's fee or
               ------------
commission or similar payment to any third party in connection with the negotiation of this Agreement or the transactions contemplated hereby.

          3.10 Investment Representation.
               -------------------------

          (a) Seller acknowledges that the Shares are not registered under the securities laws of any jurisdiction and that each of Green, Kurson, Packel and Michaels are acquiring the Shares for their own accounts, and not with a view to distribution thereof. Each of Green, Kurson, Packel and Michaels is a sophisticated investor with knowledge and experience in financial matters and has received information from the Purchaser concerning the Purchaser and has had the opportunity to obtain additional information in order to evaluate the Shares.

          (b) Seller is not relying on the Purchaser respecting the tax and other economic considerations of the Shares, and Seller has relied on the advice of, or has consulted with, only its own advisors. Seller and its advisors have had the opportunity to obtain any additional information necessary to verify the accuracy of and update where necessary the information contained in all documents received or reviewed in connection with the Shares and have had the opportunity to meet with representatives of the Purchaser and to have them answer any questions and provide additional information regarding the finances, operations, business and prospects of the Purchaser deemed relevant by Seller and its advisors and all such questions have been answered and requested information provided to their full satisfaction.

          (c) Seller understands that it may bear the economic risk of the Shares indefinitely because none of the Shares acquired by Seller hereunder may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933, as amended and applicable state securities laws or an exemption from such registration is available.

          (d) Seller understands that the Purchaser is relying on Seller's representations and warranties contained herein in issuing the Shares to Seller and confirms that such representations and warranties may be relied upon by the Purchaser in determining the availability of an exemption from registration under Federal and state securities laws in connection with the issuance of the Shares to Seller.

          3.11 Legend. The Seller understands that the certificates representing the Shares shall bear the following legend:

          "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


     4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
          -------------------------------------------
     Purchaser represents and warrants to Seller as follows:

          4.1  Due Incorporation.  Purchaser is a corporation duly organized,
               -----------------
validly existing and in good standing under the laws of the State of Florida. Purchaser has the full corporate power and authority to carry on its business as presently being conducted.

          4.2  Authority.  Purchaser has the necessary corporate power and
               ---------
authority to enter into this Agreement and the Ancillary Documents to be executed and delivered pursuant hereto by Purchaser, and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby by Purchaser have been duly authorized by action of the Board of Directors of Purchaser. No further corporate or other proceedings on the part of Purchaser are necessary to authorize its execution and delivery of this Agreement or the Ancillary Documents. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. When executed and delivered by Purchaser at the Closing, each of the Ancillary Documents will constitute valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms. Neither the execution and delivery of this Agreement nor the execution and delivery of the Ancillary Documents nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof or thereby by Purchaser does or will (a) violate any provision of the Certificate of Incorporation or By-laws of either Purchaser,
(b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any agreement, contract, license or other legally binding arrangement to or by which either Purchaser or any of their Affiliates are bound, (c) violate or conflict with any law, statute, ordinance, rule, regulation, judgment, order or decree applicable to either Purchaser or any of their Affiliates, or (d) require any material consent, approval, order or authorization of, or the registration or filing with, any court, agency, governmental authority, except in the case of matters covered by clauses (b), (c) and (d) above, occurrences which individually or in the aggregate do not and will not have a materially significant adverse effect on the Purchaser or prevent the consummation of the transactions contemplated hereby and thereby.

          4.3  Validly Issued.  The Shares are duly and validly authorized and
               --------------
issued, fully paid  and non-assessable.

          4.4  Finder's Fee.  Other than any fee payable to ING. Barrings, LLC,
               ------------
which fee shall be paid by Purchaser, Purchaser is not obligated to pay any finder's fee or commission or similar payment to any third party in connection with the negotiation of this Agreement or the transactions contemplated hereby.

     5.   DELIVERIES AT SIGNING.
          ---------------------

          5.1  Deliveries of Seller.  Upon signing this Agreement, Seller shall
               --------------------
deliver to Purchaser:
               (a) a duly executed bill of sale in the form of Exhibit A hereto;
                                                               ---------

               (b) a duly executed assignment of trademarks in the form of

Exhibit B hereto;
---------
               (c) duly executed instruments of assignment and other instruments, where required to transfer the other Intellectual Property, as well as all of the licenses and agreements included in the Purchased Assets; and

               (d) such other documents and instruments as may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

          5.2  Deliveries by Purchaser.  Upon signing this Agreement and subject
               -----------------------
to the simultaneous due execution by Kurson and Packel of employment agreements with Purchaser, Purchaser shall deliver or cause to be delivered to Seller:

               (a) the Purchase Price by wire transfer of immediately available U.S. funds to the account designated in writing by Seller; and

               (b) 100,000 shares of restricted common stock issued to the Seller in stock certificates as provided in Schedule 2.1.

     6.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and
          ------------------------------------------
warranties made by any party hereto in this Agreement shall survive the Closing hereof and any investigation at any time made by or on behalf of any other party through the third anniversary of the date hereof, but thereafter shall be of no further force or effect. All statements in any schedule hereto or in any Ancillary Document (as defined in Section 3.2) shall be deemed representations and warranties of such party within the meaning of this Section 6. No investigation by Purchaser shall relieve Seller from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby.

     7.   INDEMNIFICATION.
          ---------------

          7.1   Obligation of Seller to Indemnify.  After the Closing, Seller
                ---------------------------------
shall indemnify, defend and hold harmless Purchaser and any of its Affiliates and their respective officers, directors, employees and agents (the "Purchaser Indemnitees") from and against any losses, liabilities, damages, deficiencies, costs or expenses (including reasonable attorneys' fees incurred in investigation or defense) ("Losses") imposed upon or incurred by any Purchaser Indemnitee in connection with third party claims, actions or proceedings arising out of or in connection with or due to (a) any breach of any of Seller's representations, warranties or agreements contained in this Agreement or any Ancillary Document, (b) Seller's conduct of the Business prior to the date hereof other than the Assumed Liabilities, or (c) allegations of infringement, defamation, libel or invasion of privacy based on Works published by Seller prior to Closing.

          7.2   Obligation of Purchaser to Indemnify.  After the Closing,
                ------------------------------------
Purchaser shall indemnify, defend and hold harmless Seller and any of its affiliates and their respective officers, directors, employees and agents (the "Seller Indemnitees") from and against any Losses imposed on or incurred by any Seller Indemnitee in connection with any claim, action or proceeding asserted or brought by persons or entities other than Seller Indemnitees arising out of or in connection with or due to (a) any breach of any of Purchaser's representations, warranties or agreements contained in this Agreement or any Ancillary Document, (b) the Assumed Liabilities or (c) Purchaser's conduct of the Business from and after the date hereof.

          7.3  Notice to Indemnifying Party.
               ----------------------------

               (a) If a Purchaser Indemnitee or a Seller Indemnitee becomes aware of any claim or event with respect to which Seller or Purchaser (the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to Section 7.1 or 7.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof, stating in reasonable detail the nature and basis of said claim and a good faith estimate of the amount thereof (provided that the fact that the detail set forth is insufficient shall in no event prevent any party from asserting its rights under this Agreement), and in the case of any claim for indemnification hereunder arising out of any claim, action, suit or proceeding brought by a third party (a "Third Party Claim"), the Indemnitee shall give to the Indemnitor a copy of any written claims, process or legal pleadings with respect thereto promptly after such documents are received by the Indemnitee. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that such failure has materially adversely prejudiced the Indemnifying Party under the provisions for indemnification contained in this Agreement. Subject to paragraph (c) hereof, the Indemnifying Party may compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim.

               (b) In the event that the Indemnifying Party, within a reasonable time after receipt of an indemnification notice, does not so elect to defend a Third Party claim, the Indemnitee will have the right (upon further notice to the Indemnifying Party) to undertake the defense, compromise or settlement of such claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the Indemnifying Party first reimburses in full all costs of the Indemnitee (including reasonable attorney's fees) incurred by it in connection with such defense prior to such assumption.

               (c) The Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any Third Party Claim; provided that the Indemnitee shall be entitled to participate in the defense and to employ counsel, at the Indemnitee's expense, to assist therein. The Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party, except that the Indemnitee may settle any claim with respect to which it waives its indemnification under this Agreement. The Indemnifying Party may not settle or compromise any claim over the objection of the Indemnitee unless such settlement or compromise fully and unconditionally releases Indemnitee from any restriction, liability or obligation related to such claim. If the Indemnifying Party chooses to defend any such claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents or personnel within its control that are necessary or appropriate for such defense. Consents referred to in this Section 7.3 shall not be unreasonably withheld.

          7.4  Limitation on Indemnification. The maximum amount of damages for
               -----------------------------
which Seller or Purchaser may be liable under this Article VII shall be the Purchase Price. Seller shall have the option, exercisable in its sole discretion to satisfy any indemnification obligation hereunder by transferring to Purchaser such number of Shares that in the aggregate have a Current Market Price equal to the amount of such indemnification obligation. For the purpose of this section, "Current Market Price" shall mean the average closing price per Share for the ten (10) consecutive trading days ending three (3) days prior to the Determination Date. "Determination Date" shall mean the date on which the indemnification obligation amount is collected from the Indemnifying Party. The closing price for each day shall be, as reported in The Wall Street Journal or,
                                                    -----------------------
if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of Purchaser, the closing sales price or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, on the NASDAQ National Market System, or if the common stock of Purchaser is not then listed or admitted to trading on the NASDAQ National Market System, on the largest principal national securities exchange on which such stock is then listed or admitted to trading.

          7.5   Remedies Cumulative.  The remedies provided to any Indemnitee
                -------------------
herein shall be cumulative and shall not preclude an Indemnitee from asserting any other rights or seeking any other remedies against an Indemnifying Party or his, her or its respective heirs, successors and assigns.

     8.   CERTAIN TAX MATTERS.
          -------------------

          8.1   Transfer Taxes.  Any and all sales, use, transfer, recording, ad
                --------------
valorem and similar taxes and fees incurred as a result of the transactions contemplated by this Agreement shall be paid by the party upon whom the law imposes the primary liability for such taxes. Purchaser shall be liable for all taxes attributable to the ownership of the Purchased Assets and the operation of the Business for all periods on and after the date hereof, and Seller shall be liable for all taxes attributable to the ownership of the Purchased Assets and the operation of the Business for all periods ending on or before the date hereof.

          8.2   Cooperation; Records.  Each party hereto, at its own expense,
                --------------------
shall provide the other party hereto with such assistance as may reasonably be requested by the requesting party in connection with the preparation of any tax return, audit or other examination by a taxing authority, and any judicial or administrative proceeding which may arise relating to liability for taxes attributable to the Purchased Assets or the operation of the Business, or in connection with the collection of such party's debts relating to the Business, for litigation (other than litigation between the parties), for audit or other legitimate business purpose and each party, at its own cost and expense, shall retain for a reasonable period of time (but not less than six years after the date hereof or until the expiration of all applicable statutes of limitation, whichever is later) and provide the other party with all accounting, business, financial and tax records or information which may be relevant to such financial statement, return, audit or examination, proceedings or determination.

          8.3   Deferred Subscription Revenue Liability. Seller represents and
                ---------------------------------------
warrants that as of July 31, 1999 the deferred subscription income of the Seller with respect to the Business was $51,906.02. The parties agree that the Purchaser shall determine in good faith, as soon as possible after the Closing, the amount of the liability that it will incur with respect to the fulfillment of the prepaid subscription income of the Business as of the date hereof. Although neither party makes any representation or warranty with respect to the tax treatment thereof, the parties acknowledge that, for federal, state and local income and franchise tax purposes, the assumption of the liability so determined will be treated as additional consideration paid by Purchaser to Seller in connection with the transactions contemplated by this Agreement and that Seller intends to take an offsetting deduction to the extent that such treatment is not inconsistent with the amount of the liability so determined. The parties hereto agree to take positions on their respective tax returns that are consistent with the foregoing.

          8.4  Taxable Transaction.  The parties agree that the transaction
               -------------------
contemplated herein shall be treated as a taxable transaction.

     9.   MISCELLANEOUS.
          -------------

          9.1  Notices.  Any notice or other communication required or which may
               -------
be given hereunder shall be in writing and either delivered personally to the addressee, or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, five days after the date of mailing, as follows:

     (i)  if to Seller, to:

          Ken Kurson
          245 Eighth Avenue
          Suite 286
          New York, 10011

          and to:

          John Packel
          245 Eighth Avenue
          Suite 286
          New York, 10011

          and to:

          James Michaels
          245 Eighth Avenue
          Suite 286
          New York, 10011

          with a copy to:

          Ken Goldin, Esq.
          1414 N. Mohawk Drive
          Chicago, IL 60610

     (ii) if to Purchaser, to:

          Intelligent Life Corporation
          11811 U.S. Highway 1
          Suite 101
          North Palm Beach, Florida 33408
          Attention: William P. Anderson

          and to:

          Intelligent Life Corporation
          595 Madison Avenue
          Suite 3400
          New York, New York 10022
          Attention: Edward V. Blanchard

          with a copy to:

          Pryor Cashman Sherman & Flynn, LLP
          410 Park Avenue
          New York, New York  10022
          Attention:  Selig D. Sacks, Esq.
          Telecopy No.:  (212) 326-0806

          Any party may change its address for receiving notice by written notice given to the others named above in the manner provided above.

          9.2  Entire Agreement.  This Agreement (including the Exhibits and
               ----------------
Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, undertakings, commitments and representations, written or oral, with respect thereto. Purchaser acknowledges that no representation or warranty, express or implied, has been made as to the accuracy or completeness of any information regarding the Business not included in this Agreement or the Schedules hereto, and neither Seller nor its agents, representatives, advisors or employees will be subject to any liability to Purchaser or any other person resulting from the disclosure to Purchaser, or Purchaser's use of, any such information (including any offering materials previously submitted).

          9.3  Waivers and Amendments.  This Agreement may only be amended,
               ----------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may only be waived, by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The waiver in writing of any failure of any party to comply with any obligation, agreement or condition hereunder shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          9.4  Governing Law; Jurisdiction.  This Agreement shall be governed
               ---------------------------
and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such State, without regard to principles of conflicts of law. Each of Purchaser and Seller irrevocably submits to the exclusive jurisdiction of the federal and state courts of the United States located in the borough of Manhattan in the City of New York for purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

          9.5  Announcements.  Except as required by law, no announcement of
               -------------
this Agreement or the transactions contemplated hereby may be made by Seller without the written approval of Purchaser, which approval shall not be unreasonably withheld.

          9.6  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          9.7  Exhibits and Schedules.  The Exhibits and Schedules to this
               ----------------------
Agreement are a part of this Agreement as if set forth in full herein.

          9.8  Third Parties.  Nothing contained herein is intended to confer
               -------------
upon or give to any person or entity other than the parties hereto and their Affiliates, successors or assigns, any rights or remedies under or by reason of this Agreement.

          9.9  Severability.  If any term or provision of this Agreement is held
               ------------
by a court of competent jurisdiction to be invalid, void or unenforceable, such term or provision shall, if possible, be deemed amended to the extent, if any, found necessary by such court for it to be valid, binding and enforceable, and the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall not be impaired or affected.

          9.10 Headings.  The headings or captions in this Agreement are for
               --------
reference only and shall not affect in any way the meaning or interpretation of this agreement.

          9.11 Parties in Interest.  This Agreement shall bind and inure to the
               -------------------
benefit of the parties named herein and their respective Affiliates, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other party, except that Purchaser may assign this Agreement to one of its Affiliates, provided that Purchaser shall remain liable for all of their respective obligations under this Agreement.

          9.12 Expenses.  Purchase shall pay its own expenses incurred in
               --------
connection with this Agreement and the transactions contemplated hereunder as well as the reasonable legal fees and expenses incurred by Seller in connection with this Agreement and the transactions contemplated hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement the date above first written.
                              GREEN MAGAZINE, INC.


                              By:   /s/ John F. Packel
                                    -----------------------------------
                                 Name:  John F. Packel
                                      ---------------------------------
                                 Title: Vice President
                                       --------------------------------


                                    /s/ Kenneth A. Kurson
                              -----------------------------------------
                                        KENNETH A. KURSON
                              -----------------------------------------


                                    /s/ John F. Packel
                              -----------------------------------------
                                      JOHN F. PACKEL
                              -----------------------------------------


                                    /s/ James Michaels
                              -----------------------------------------
                                      JAMES MICHAELS
                              -----------------------------------------




                                    INTELLIGENT LIFE CORPORATION


                                    By: /s/ Edward V. Blanchard, Jr.
                                        -------------------------------
                                        Name: Edward V. Blanchard, Jr.
                                        Title: Executive Vice President